Exhibit 99.2

Aptevo Therapeutics Completes Separation from Emergent BioSolutions

SEATTLE, WA, August 1, 2016, — Aptevo Therapeutics Inc. (“Aptevo”) (Nasdaq: APVO), a biotechnology company focused on developing novel oncology and hematology therapeutics, announced today the completion of its separation from Emergent BioSolutions Inc. (“Emergent”) (NYSE: EBS) and its launch as an independent, publicly traded corporation. Aptevo common stock will begin "regular way" trading under the symbol “APVO” on the Nasdaq Global Select Market today, August 1, 2016.

“Today is the culmination of the hard work of our entire team at Aptevo, and marks a major milestone for our company,” said Marvin L. White, President and Chief Executive Officer of Aptevo. “As a standalone company, we believe we are very well-positioned to create value for shareholders and opportunities for our employees by delivering on our mission to extend and meaningfully improve patients’ lives. We are excited to continue our strong progress advancing immuno-oncology therapies with our innovative ADAPTIR platform technology and related pipeline, and to serve patients with our portfolio of immunology and hematology focused commercial products. Looking ahead, we also believe we can drive value by exploring new collaborations and partnership opportunities that leverage the potential of the ADAPTIR platform and expand our pipeline.”

Under the terms of the separation, Emergent stockholders of record as of the close of business on July 22, 2016, the record date for the distribution, received a dividend distribution of one share of Aptevo common stock for every two shares of Emergent common stock held as of the record date, plus cash in lieu of any fractional shares. No action or payment by Emergent stockholders was required to receive Aptevo shares. Approximately 20 million shares of Aptevo common stock were distributed in the separation.

About Aptevo Therapeutics

Aptevo Therapeutics Inc. is a biotechnology company focused on novel oncology and hematology therapeutics to meaningfully improve patients’ lives. Its core technology is the ADAPTIR™ (modular protein technology) platform. Aptevo has four revenue-generating products in the areas of hematology and infectious diseases, as well as various investigational stage product candidates in immuno-oncology.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, statements regarding the benefits of the separation transaction to Aptevo, Aptevo’s technology and related pipeline, collaboration and partnership opportunities and any other statements containing the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “forecasts,” “estimates,” “will” and similar expressions are forward-looking statements. These forward-looking statements are based on Aptevo’s current intentions, beliefs and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause Aptevo’s actual results to differ materially from those indicated by such forward-looking statements, including possible negative effects on Aptevo’s business

2401 4th Avenue, Suite 1050, Seattle, WA 98121  |  t 206.838.0500  |  f  206.838.0503  |  aptevotherapeutics.com

operations, assets or financial results as a result of the separation; a deterioration in the business or prospects of Aptevo; adverse developments in Aptevo’s customer-base or markets; adverse developments in the U.S. or global capital markets, credit markets or economies generally; and changes in regulatory, social and political conditions. Additional risks and factors that may affect results are set forth in Aptevo’s filings with the Securities and Exchange Commission, including Aptevo’s Registration Statement on Form 10, as amended. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Aptevo’s expectations in any forward-looking statement.

Contact:

Stacey Jurchison

Aptevo Therapeutics

Senior Director, Investor Relations and Corporate Communications

JurchisonS@apvo.com

(206) 859-6628

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